Exhibit 99.1
Savers Value Village, Inc. Announces Preliminary Fourth Quarter and Full Year Net Sales and Participation in the 28th Annual ICR Conference
Bellevue, WA – January 12, 2026 – Savers Value Village, Inc. (NYSE: SVV), (the “Company”) today announced preliminary net sales for the fourteen weeks ended January 3, 2026 (the "fourth quarter") and the fifty-three weeks ended January 3, 2026 ("fiscal 2025") in conjunction with the Company’s participation in the ICR Conference January 12-14, 2026. The Company’s results for both the fourth quarter and full year ended January 3, 2026 included the benefit of one additional week (the "53rd week") relative to the prior year comparative periods.
The Company reported the following results on a preliminary and unaudited basis.
Fourth Quarter1:
•Total Company net sales increased 15.6% to $464.7 million. Excluding the benefit of the 53rd week, net sales increased 8.4%, constant-currency net sales2 increased 8.4% and comparable store sales increased 5.4%.
•For the United States (“U.S.”), net sales increased 20.6%. Excluding the benefit of the 53rd week, net sales increased 12.6% and comparable store sales increased 8.8%.
•For Canada, net sales increased 9.1%. Excluding the benefit of the 53rd week, net sales increased 3.1%, constant-currency net sales2 increased 3.0% and comparable store sales increased 0.7%.
Fiscal 20251:
•Total Company net sales increased 9.2% to $1.68 billion. Excluding the benefit of the 53rd week, net sales increased 7.3%, constant-currency net sales2 increased 8.2% and comparable store sales increased 4.7%.
•For the U.S., net sales increased 12.9%. Excluding the benefit of the 53rd week, net sales increased 10.8% and comparable store sales increased 6.6%.
•For Canada, net sales increased 3.6%. Excluding the benefit of the 53rd week, net sales increased 2.0%, constant-currency net sales2 increased 4.1% and comparable store sales increased 2.0%.
Mark Walsh, Chief Executive Officer of Savers Value Village, Inc. commented, “We are very pleased with our 5.4% fourth quarter comparable store sales, particularly 8.8% U.S. comparable store sales, our primary growth market. This strength underscores that our sharp value and great selection continue to resonate with consumers.”
Fiscal 2025 Outlook
Based on the preliminary fourth quarter and fiscal 2025 net sales results outlined above, the Company reaffirms its previously provided fiscal 2025 Adjusted Net Income3 outlook of approximately $71 million to $75 million, or $0.44 to $0.46 per diluted share, and Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”)3 outlook of approximately $252 million to $257 million.

[1] Comparisons are to the prior year comparative period.
[2] Amounts presented on a constant currency basis are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures” below.

[3] The fiscal 2025 outlook is provided on a non-GAAP basis as the Company cannot predict certain elements that are reported under GAAP, such as (gains) losses on foreign currency, net. For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures” below.

Capital Allocation
Consistent with its capital allocation strategy, during the fourth quarter the Company repaid $20 million of principal under its 2025 term loan facility and repurchased approximately 1.1 million shares of its common stock at a weighted average price of $8.75, excluding commissions, pursuant to its share repurchase programs. As of the end of the fourth quarter, the Company had approximately $41.7 million remaining under its share repurchase program.
Participation in the ICR Conference
The Company also announced its participation in the 28th Annual ICR Conference in Orlando, Florida January 12-14, 2026. Mark Walsh, CEO, Jubran Tanious, COO and President, Michael Maher, CFO and Treasurer, and Ed Yruma, VP Investor Relations and Treasury, will meet with investors and deliver a presentation at 8:00 am Eastern Standard Time on Monday, January 12, 2026. The live webcast will be available in listen-only mode at https://event.summitcast.com/view/GC3Lpwomn4ZmhBu9nkP7aE/GBXHSHUBM6oxxyRvfxhRME. An archived replay of the webcast will be available following the event in the Investor Relations section of the Company's website at https://ir.savers.com.
About the Savers Value Village™ family of thrift stores
As the largest for-profit thrift operator in the U.S. and Canada for value priced pre-owned clothing, accessories and household goods, our mission is to champion reuse and inspire a future where secondhand is second nature. Learn more about the Savers Value Village family of thrift stores, our impact, and the #ThriftProud movement at savers.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” or the negative of these terms or other comparable terminology. In particular, statements about future events and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including its outlook or financial guidance, and industry outlook are forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the impact on both the supply and demand for the Company’s products caused by general economic conditions, such as the macroeconomic pressures in Canada and/or the U.S., and changes in consumer confidence and spending; the Company’s ability to anticipate consumer demand and to source and process a sufficient quantity of quality secondhand items at attractive prices on a recurring basis; risks related to attracting new, and retaining existing customers, including by increasing acceptance of secondhand items among new and growing customer demographics; risks associated with its status as a “brick and mortar” only retailer and its lack of operations in the growing online retail marketplace; its failure to open new profitable stores, or successfully enter new markets on a timely basis or at all; the risks associated with conducting business internationally, including challenges related to serving customers that are international manufacturers and suppliers, such as transportation and shipping challenges, regulatory risks in foreign jurisdictions (particularly in Canada, where the Company maintains extensive operations) and exchange rate risks, which the Company may not choose to fully hedge; the loss of, or disruption or interruption in the operations of, its centralized processing centers and other offsite processing locations; risks associated with litigation, the expense of defense, and the potential for adverse outcomes; its failure to properly hire and to retain key personnel and other qualified personnel or to manage labor costs; risks associated with the timely and effective deployment, protection, and defense of computer networks and other electronic systems, including e-mail; changes in government regulations, procedures and requirements; its ability to maintain an effective system of internal controls and produce timely and accurate financial statements or comply with applicable regulations; risks associated with heightened geopolitical instability due to the conflicts in Venezuela, the Middle East and Eastern Europe; outbreak of viruses or widespread illness, such as the COVID-19 pandemic, natural disasters or other highly disruptive events and regulatory responses thereto; and

each of the other factors set forth under the heading “Risk Factors” in its filings with the United States Securities and Exchange Commission. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company is not under any obligation (and specifically disclaims any such obligation) to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. Non-GAAP financial measures used by the Company include Adjusted net income, Adjusted net income per diluted share and Adjusted EBITDA. The Company has included these non-GAAP financial measures in this press release as they are key measures used by its management and its board of directors to evaluate its operating performance and the effectiveness of its business strategies, make budgeting decisions, and evaluate compensation decisions. Adjusted net income, Adjusted net income per diluted share and Adjusted EBITDA are not calculated or presented in accordance with GAAP and have limitations as analytical tools. You should not consider them in isolation, as a substitute for, or superior to, analysis of the Company’s results as reported under GAAP. There are limitations to using non-GAAP financial measures, including those amounts presented in accordance with the Company’s definitions of Adjusted net income, Adjusted net income per diluted share and Adjusted EBITDA, as they may not be comparable to similar measures disclosed by the Company’s competitors, because not all companies and analysts calculate Adjusted net income, Adjusted net income per diluted share and Adjusted EBITDA in the same manner. Because of these limitations, you should consider Adjusted net income, Adjusted net income per diluted share and Adjusted EBITDA alongside other financial performance measures, including, as applicable, net income, net income per diluted share and the Company’s other GAAP results. The Company presents Adjusted net income, Adjusted net income per diluted share and Adjusted EBITDA because it considers these meaningful measures to share with investors as they best allow comparison of the performance of one period with that of another period. In addition, by presenting Adjusted net income, Adjusted net income per diluted share and Adjusted EBITDA, the Company provides investors with management’s perspective of the Company’s operating performance.
The Company defines Adjusted net income as net income excluding the impact of loss on extinguishment of debt, IPO-related stock-based compensation expense, transaction costs, foreign currency exchange rate impacts, certain other adjustments, the tax effect on the above adjustments and the excess tax shortfall from stock-based compensation. The Company defines Adjusted net income per diluted share as Adjusted net income divided by diluted weighted average common shares outstanding.
The Company defines Adjusted EBITDA as net income excluding the impact of interest expense, net, income tax expense, depreciation and amortization, loss on extinguishment of debt, stock-based compensation expense, lease intangible asset expense, transaction costs, foreign currency exchange rate impacts and certain other adjustments.
The Company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the Company's operating results for all countries where the functional currency is not the U.S. Dollar ("USD") into USD. Because the Company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, given the Company's significant operations in Canada, the Company's financial results are affected positively by a weakening of the USD against the Canadian Dollar ("CAD") and are affected negatively by a strengthening of the USD against the CAD. References to operating results on a constant-currency basis indicate operating results without the impact of foreign currency exchange rate fluctuations.
The Company believes disclosure of constant-currency net sales is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of its underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are not calculated or presented in accordance with GAAP and are not meant to be considered as an alternative or substitute for, or superior to, comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. During the fourteen weeks ended January 3, 2026, as compared to the thirteen weeks ended December 28, 2024, the USD was weaker relative to the CAD and the Australian dollar ("AUD") which resulted in a favorable foreign currency impact on our operating results. During the fifty-three weeks ended January 3, 2026, as compared to the fifty-two weeks ended December 28, 2024, the USD was stronger relative to the CAD and the AUD which resulted in an unfavorable foreign currency impact on our operating results. The Company calculates constant-currency net sales by translating current period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect.

Investor Contact:
Ed Yruma
eyruma@savers.com

Media Contact:
Edelman Smithfield | 713.299.4115 | Savers@edelman.com
Savers | 206.228.2261 | sgaugl@savers.com

Constant Currency
The Company calculates constant-currency net sales by translating current-period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect. The Company’s constant-currency net sales is not a financial measure prepared in accordance with GAAP.
The following unaudited table presents a reconciliation of GAAP net sales to constant-currency net sales, excluding the benefit of the 53rd week, for the periods presented. In each table, “Other” is attributable to the Australia Retail and Wholesale operating segments which have been combined.

(dollars in thousands)	Net Sales	Benefit of 53rd Week	Impact of Foreign Currency	Constant-Currency Net Sales	$ Change Over Prior Year	% Change Over Prior Year
Fourteen Weeks Ended January 3, 2026
U.S. Retail	$265,875	$(17,552)	$—	$248,323	$27,860	12.6%
Canada Retail	164,894	(9,150)	(100)	155,644	4,514	3.0%
Other	33,897	(2,221)	(50)	31,626	1,234	4.1%
Total net sales	$464,666	$(28,923)	$(150)	$435,593	$33,608	8.4%
Thirteen Weeks Ended December 28, 2024
U.S. Retail	$220,463	n/a	n/a	$220,463	n/a	n/a
Canada Retail	151,130	n/a	n/a	151,130	n/a	n/a
Other	30,392	n/a	n/a	30,392	n/a	n/a
Total net sales	$401,985	n/a	n/a	$401,985	n/a	n/a

(dollars in thousands)	Net Sales	Benefit of 53rd Week	Impact of Foreign Currency	Constant-Currency Net Sales	$ Change Over Prior Year	% Change Over Prior Year
Fifty-Three Weeks Ended January 3, 2026
U.S. Retail	$940,185	$(17,552)	$—	$922,633	$90,052	10.8%
Canada Retail	608,093	(9,150)	12,287	611,230	24,259	4.1%
Other	130,676	(2,221)	1,412	129,867	11,802	10.0%
Total net sales	$1,678,954	$(28,923)	$13,699	$1,663,730	$126,113	8.2%
Fifty-Two Weeks Ended December 28, 2024
U.S. Retail	$832,581	n/a	n/a	$832,581	n/a	n/a
Canada Retail	586,971	n/a	n/a	586,971	n/a	n/a
Other	118,065	n/a	n/a	118,065	n/a	n/a
Total net sales	$1,537,617	n/a	n/a	$1,537,617	n/a	n/a
n/a - not applicable